Exhibit 21.1

LIST OF SUBSIDIARIES as of JANUARY 2, 2005

Legal Name	State & Date Inc./Organized	Owned by	Ownership %
CCBCC, Inc.	Delaware 12/20/93	Coca-Cola Bottling Co. Consolidated (“Consolidated”)	100%

CCBCC Operations, LLC (“Operations”)	Delaware	Consolidated	100%
	10/15/03

CCBCC Vending, LLC	Delaware	Operations/TN Soft	100%
	9/25/03

Chesapeake Treatment Company, LLC	North Carolina	Operations	100%
	6/5/95

Coca-Cola Ventures, Inc. (“CC Ventures”)	Delaware	Consolidated	100%
	6/17/93

Consolidated Beverage Co.	Delaware	Consolidated	100%
	1/8/97

Consolidated Real Estate Group, LLC	North Carolina	Consolidated	100%
	1/4/00

Beverage Plus, LLC	North Carolina	Consolidated	100%
	10/2/02

Data Ventures, LLC (“Data Ventures”)	Delaware	Consolidated	100%
	3/12/96

Heath Oil Co., Inc.	South Carolina	Operations	100%
	9/9/86

TXN, Inc.	Delaware	Data Ventures	100%
	1/3/90

Tennessee Soft Drink Production Company (“TN Soft”)	Tennessee	Operations	100%
	12/22/88

Piedmont Coca-Cola Bottling Partnership (“Piedmont”)	Delaware	CC Ventures	77%
	7/2/93

CCBC of Wilmington, Inc.	Delaware	Piedmont	100%
	6/17/93

RVBC, Inc.	Delaware	Consolidated	100%
	5/7/99